Exhibit 10.7

VERUTEK TECHNOLOGIES, INC. 2008 STOCK INCENTIVE PLAN
(THE “PLAN”)
STOCK OPTION GRANT AGREEMENT

This Grant Agreement (the “Agreement”) is entered into by and between VeruTEK Technologies, Inc., a Nevada corporation (the “Company” or “VeruTEK”), and _____________ (“Grantee”) effective as of ____________ (the “Grant Date”).

1.           GRANT OF OPTION

Subject to the provisions of this Agreement, and pursuant to the provisions of the Plan, the Company hereby grants to Grantee, as of the Grant Date, an option (the “Option”) of such type, to purchase such number of shares of Stock (the “Shares”), and at such exercise price per Share (the “Option Price”) as are stated in the Stock Option Overview below.  The Option terminates on the earlier of (a) its lapse and termination under Section 6 “Termination of Option” or (b) the end of the Option Term stated in the Stock Option Overview.

STOCK OPTION OVERVIEW Type of Option: Incentive Number of Shares Subject to the Option: __________ Option Price: ________________ ($____) per Share End of Option Term: _____________

2.           DEFINITIONS

Under this Agreement, except where the context otherwise indicates, the following definitions apply:

(a)	“Agreement” means this Stock Option Grant Agreement and shall include the applicable provisions of the Plan, which is hereby incorporated into and made a part of this Agreement.

(b)	“Grant Date” means ______________.

(c)	“Disabled” or “Disability” means being disabled within the meaning of Section 22(e)(3) of the Code.

(d)	“Option” means the stock option to purchase shares of Stock pursuant to the terms and conditions of this Agreement.

(e)	“Option Price” means the purchase price per share of Stock under this Agreement.

(f)	“Plan” means the VeruTEK Technologies, Inc. 2008 Stock Incentive Plan, as amended from time to time.

(g)
“Retirement” means the voluntary retirement from the Company or an Affiliate of the Company on or after age 65, upon written notice from the Grantee to the Committee that Grantee is permanently retiring from VeruTEK and the environmental cleanup industry.

(h)	“Shares” means the shares of Stock subject to the Option.

Any capitalized term used herein that is not expressly defined in this Agreement shall have the meaning that such term has under the Plan unless otherwise provided herein.

3.           VESTING

(a)           Regular Vesting Schedule.

The Option shall become vested and exercisable with respect to:

(A)           [INSERT VESTING SCHEDULE];

provided Grantee has continued in the full-time employment of the Company or an Affiliate of the Company from the Grant Date through any such vesting date.

(b)           Vesting Upon Change in Control, Disability, Retirement or Death.  Notwithstanding subsection (a) above, upon (i) the occurrence of a Change in Control while the Grantee remains a full-time employee of the Company (or an Affiliate of the Company) or (ii) termination of the Grantee’s full-time employment with the Company (or an Affiliate of the Company) due to Retirement, Disability or death, 100% of the Shares subject to the Option shall be vested and exercisable.

4.           EXERCISE OF OPTION

(a)           Exercisability of Option.  No portion of the Option granted to Grantee shall be exercisable by Grantee prior to the time such portion of the Option has vested.

(b)           Manner of Exercise.  The vested portion of the Option may be exercised, in whole or in part, on or before the earlier of (i) its lapse and termination under Section 6 or (2) the end of the Option Term stated in the Stock Option Overview, by delivering the Stock Option Exercise Form attached to this Agreement to the Committee or its designee or such other form as the Committee may require from time to time.  Such notice shall specify the number of Shares Grantee then desires to purchase and the manner of payment of the Option Price.  The Option may be exercised only in multiples of whole Shares and no partial Shares shall be issued.

(c)           Manner of Payment of Option Price.  Unless the Committee in its sole discretion allows payment by another means, the Option Price may be paid by any of the following means:

(i)           by a check payable to the order of the Company for an amount in U.S. dollars equal to the Option Price of such Shares;

(ii)           by transfer of shares of Stock having an aggregate Fair Market Value equal to such Option Price which have been held by Grantee for at least six (6) months and are not then subject to restrictions under any Company plan, or a combination of cash and such shares;

(iii)           by a broker-assisted “cashless exercise” procedure, as permitted under Federal Reserve Board’s Regulation T, subject to securities law restrictions; or

(iv)           by such other means as the Committee in its sole discretion shall permit.

5.           ISSUANCE OF SHARES

(a)           No Rights of Shareholder.  Within thirty (30) days of the receipt by the Company of the Stock Option Exercise Form and the payment of the Option Price for the portion of the Shares as to which the Option is being exercised, and the applicable tax withholding, the Company shall issue certificates for the Stock purchased pursuant to this Agreement.  Grantee shall not have any of the rights of a shareholder with respect to the Shares that may be issued upon the exercise of the Option until such Shares have been issued to him or her upon the due exercise of the Option.

(b)           Transfer Restrictions as to Shares.  Transfer of the Stock purchased under the Option shall be subject to the Company’s trading policies and any applicable securities laws or regulations governing transferability of shares of the Company.

(c)           Securities Regulations.  No shares of Stock shall be issued hereunder until the Company has received all necessary stockholder and regulatory approvals and has taken all necessary steps and has exercised all reasonable due diligence to assure compliance with federal and state securities laws or has determined to its satisfaction and the satisfaction of its counsel that an exemption from the requirements of the federal and applicable state securities laws are available. To the extent applicable, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the U. S. Securities and Exchange Act of 1934. Any ambiguities or inconsistencies in the construction of this Agreement or the Plan shall be interpreted to give effect to such intention. However, to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

(d)           Fractional Shares.  No fractional shares or scrip representing fractional shares of Stock shall be issued pursuant to this Agreement. If, upon the issuance of shares of Stock under this Agreement, Grantee would be entitled to a fractional share of Stock, the number of shares to which Grantee is entitled shall be rounded down to the next higher whole number.

(e)           Beneficiary

(i)           Grantee may, from time to time, designate a beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of Grantee’s death before Grantee has received all benefits to which Grantee would have been entitled under this Agreement. Each designation of beneficiary shall revoke all prior designations by the Grantee, shall be in a form prescribed by the Committee, and will be effective only when received in writing by the Committee. The last valid beneficiary designation received shall be controlling; provided, however, that no beneficiary designation, or change or revocation thereof, shall be effective unless received prior to the Grantee’s death.  Attached to this Agreement is the prescribed Beneficiary Designation Form.

(ii)           If no valid and effective beneficiary designation exists at the time of the Grantee’s death, or if no designated beneficiary survives the Grantee, or if the Grantee’s beneficiary designation is invalid under applicable law, any benefit payable hereunder shall be made to the Grantee’s surviving spouse, if any, or if there is no such surviving spouse, to the executor or administrator of Grantee’s estate. If the Committee is in doubt as to the right of any person to receive payment of any benefit hereunder, the Committee may direct that the amount of such benefit be paid into a court of competent jurisdiction in an interpleader action, and such payment into court shall fully and completely discharge any liability or obligation of the Plan, VeruTEK, the Committee, or the Board of Directors of VeruTEK under this Agreement.

6.           TERMINATION OF OPTION

The Option shall lapse and terminate and may no longer be exercised, after any of the following:

(a)           the end of the Option Term;

(b)           as to the vested portion of the Option, the first anniversary of the termination of full-time employment with VeruTEK and/or its Affiliates for any reason;

(c)           as to the unvested portion of the Option, the date of termination of full-time employment with VeruTEK and/or its Affiliates for any reason other than death, Disability or Retirement; or

(d)           the date VeruTEK is placed under the jurisdiction of a bankruptcy court or is dissolved or liquidated.

7.           MISCELLANEOUS

(a)           No Restriction on Company Authority.  The award of the Option to Grantee shall not affect in any way the right or power of VeruTEK or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in VeruTEK’s capital structure or its business, or any merger or consolidation of VeruTEK, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of VeruTEK, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)           Adjustment of Option.  If VeruTEK shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation therefore in money, services or property, the number, class, and per share price of shares of stock subject to this Option shall be appropriately adjusted in such a manner as to entitle the Grantee to receive upon the exercise of this Option, for the same aggregate consideration, the same total number of shares that the owner of an equal number of outstanding shares of the Stock would own as a result of the event requiring the adjustment.

(c)           No Adjustment Otherwise.  Except as hereinbefore expressly provided, the issue by VeruTEK of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of VeruTEK convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock then subject to this Option.

(d)           Transferability of Option.  Except as otherwise permitted by the Committee, the Option shall be nontransferable otherwise than by will or the laws of descent and distribution and, during the lifetime of Grantee, the Option may be exercised only by Grantee or, during the period Grantee is under a Disability, by Grantee’s guardian or legal representative.

(e)           Withholding of Taxes.  The Company or any Affiliate of the Company shall have the right to deduct from any cash compensation or any other cash payment of any kind due Grantee the amount of any federal, state or local taxes required by law to be withheld as the result of the exercise of the Option or the sale of Shares issued thereunder.  In lieu of such deduction, the Committee may require Grantee to make a cash payment to the Company or any Affiliate of the Company equal to the amount required to be withheld.

(f)           Impact on Other Benefits.  Any income resulting from the grant or exercise of the Option or the sale of the shares of Stock acquired thereunder shall not be includable as compensation or earnings for purposes of any other benefit plan offered by the Company

(g)           Right to Continued Employment.  Nothing in the Plan or this Agreement shall be construed as a contract of employment between the Company or any Affiliate of the Company and the Grantee, or as a contractual right of the Grantee to continue in the employ of the Company or any Affiliate of the Company, or as a limitation of the right of the Company or any Affiliate of the Company to discharge the Grantee at any time.

(h)           Governing Law.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Nevada (without regard to its choice of law rules).

(i)           Arbitration.                                Any dispute between the parties hereto arising under or relating to this Agreement shall be resolved in accordance with the procedures of the American Arbitration Association.  Any resulting hearing shall be held in the Hartford, CT metropolitan area.  The resolution of any dispute achieved through such arbitration shall be binding and enforceable by a court of competent jurisdiction

(j)           Successors.  This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

(k)           Headings.  The headings in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.

(l)           Notices.  All notices and other communications made or given pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by first class or certified mail, addressed to Grantee at the address contained in the records of the Company, or addressed to the Committee, care of the Company for the attention of its Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

(m)           Entire Agreement; Modification.  The Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

(n)           Conformity with Plan.  This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference.  Unless stated otherwise herein, capitalized terms in this Agreement shall have the same meaning as defined in the Plan.  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  In the event of any ambiguity in the Agreement or any matters as to which the Agreement is silent, the Plan shall govern, including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan and Grant Agreements related thereto, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.  The Grantee acknowledges by signing this Agreement that he or she has received and reviewed a copy of the Plan.

(o)           Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Grantee has hereunto set his or her hand, on this  ___ day of ____________, ____.

VERUTEK TECHNOLOGIES, INC.

By:

Title

Grantee

VERUTEK TECHNOLOGIES, INC. 2008 STOCK INCENTIVE PLAN (THE “PLAN”)
STOCK OPTION EXERCISE FORM

VeruTEK Technologies, Inc.
65 West Dudley Town Road, Suite 100
Bloomfield, CT  06002
Attn:  Stock Plan Administrator

Gentlemen:

1.           Exercise of Stock Option.  I hereby exercise the Incentive Stock Option (the “Stock Option”) granted to me on ______________, by VeruTEK Technologies, Inc. (the “Company”), subject to all the terms and provisions thereof and of the Plan, and notify you of my desire to purchase ____________ shares (the “Shares”) of Stock of the Company at a price of $____ per share pursuant to the exercise of said Stock Option.

2.           Tax Consequences.  I am not relying upon the Company for any tax advice in connection with this option exercise, but rather am relying on my own personal tax advisors in connection with the exercise of the Stock Option and any subsequent disposition of the Shares.

3.           Tax Withholding.  I understand that if my stock option is an Incentive stock option, I must submit within five (5) days of receipt of a request from the Company, or within such other time as stated in the request, an amount in cash or cash equivalents sufficient to satisfy any federal, state or local tax withholding applicable to this Stock Option exercise, in addition to the purchase price enclosed, or make such other arrangements for such tax withholding that are satisfactory to the Company, in its sole discretion, in order for this exercise to be effective.  I understand no shares will be issued to me until I remit such amounts to, or make such arrangements with, the Company.

Total Amount Enclosed:  $__________

Date:________________________
(Optionee)

Received by VeruTEK Technologies, Inc.

On:_________________________, 20___

By: